Operator

Good day, ladies and gentlemen, and welcome to the Second Quarter 2006 Bancorp Inc. Earnings Conference Call. My name is Amanda, and I will be your coordinator for today.

[OPERATOR INSTRUCTIONS]

As a reminder, today’s conference is being recorded for replay purposes. When used in this conference call, the words believes, anticipates, expects, and similar expressions are intended to identify forward-looking statements within the meaning of the private securities litigation reform act of 1995. Such statements are subject to risk and uncertainties, which could cause actual results to differ materially from those anticipated or suggested by such statements. For further discussion of these risks and uncertainties see the Bancorp Inc. filings with the SEC.

Listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Bancorp Inc. undertakes no obligation to publicly release the results of any revisions to forward looking statements, which will be made to reflect events or circumstances, after the date hereof, or to reflect the occurrence of unanticipated events.

At this time, I would like to turn the conference over to Miss Betsy Cohen, Chief Executive Officer. Please proceed, ma’am.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Thank you, Amanda, and thank you all for joining us today for the Bancorp report of its second quarter 2006 earnings. The Bancorp continued what we consider to be robust growth, during the period of the second quarter, of which total loans increasing from the end of the year, approximately 24% and that means that we have grown as much in the second quarter as a — on a link quarter basis as a percentage as we did in the first quarter.

Of the efficiency ratio, year-over-year, has made dramatic improvements, and even on a link quarter basis is down about a point and a half. Net interest margin for the three months ended June 30 was 4.43%. In contrast to and an increase over the 4.20% for the three months ended June 30, 2005. In the press release you’ll see selected ratios for the six months as well, and if you take a look at 2006, the net interest margin for the six months ending June 30, 2006 was 4.53, as opposed to 4.31 for the six months ended June 30, 2005.

On a link quarter basis, the net interest margin did decrease from the first quarter of 2006 although yields on our earning assets were up some 23 basis points, the cost of funds were up more than that from 3.80 to 4.26, and that decreased by almost 20 basis points, the — or a little more, excuse me, than 20 basis points. The net interest margin for this quarter. We think that some of that is recuperable as our exposure to an uptick in interest rates through — our asset sensitivity takes further hold, and continued to manage our way through the liability pricing side.

On an earnings basis, year to year, on a per share basis, for the three months ending June 30, in 2006 we earned $0.22 on a fully diluted basis in contrast to $0.12 in 2005, or an increase of a little over 83%. I think all of those are numbers, which bode well for the future, our internal growth targets continue to be in the 60% range, and although back loaded as we always are to the second half of the year.

And I think that’s been our history. I think on an operating basis, you can see we’re consistently are achieving 90 plus percent growth over the prior year, and book value per share is now $10.20, compared to $9.61 at the end of the same period, 2005. For the first time we’ve broken through the 9% range as a return on average equity, up almost 50% — or actually more than 50% from the same period in 2005. And return on average assets have continued to be, we think a relatively good and consistent number, at 1.26% as a return on average assets. Although loans have brown significantly and we have more than five years experience. The banks been open now — I think today, [Bancorp] yesterday, I can’t remember, was the 6th anniversary of our being open.

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

It was July 28th Betsy.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

July 28th. Sorry. So its now six years and three days. You can tell the loan portfolio is even more mature; that the portfolio itself and the borrower relationships are mature, and yet they’re non performing well in total loans of — is modest in the extreme as are non performing assets to total assets. And even loans — there are no non accrual loans in loans 90 days, still accruing interest as you can see in contrast to last year, which we shared with you as part of a billing issue related to the [Meers] acquisition, is a third of what that number was last year. So we continue to look for growth, profitable growth, but also safe growth.

This was a — from a business point of view, this was a quarter which was dedicated to the implementation of some of the large relationships which we had been gathering over the course of the last several quarters. We did in fact open new relationships, and have almost 130 relationships nationwide. We announced, I think in the last quarter, the signing of a large non-bank trust company, which manages 40 some billion dollars in assets. And that — that relationship was put into beta and taken live this quarter, this past quarter — second quarter, and will in fact we think bear fruit in the third and the fourth quarters.

We have shared with you our launch of a moment market DTC related money market account, and that money market account went live in this quarter on Pershing and several other clearinghouse platforms and will again, therefore be able to gather deposits that will arrive on our balance sheet during the third quarter. And I’ll ask Frank to size those, when he talks about what we’ve been doing in this quarter.

Health savings accounts continue to grow. You know this is not a sign up quarter, but yet we’ve signed up as — probably as many as we did in the fourth quarter of ‘05 or more than we did in the fourth quarter of ‘05, and those relationships continue to bear fruit. We’ve crossed the $50 million level in terms of deposits.

Frank, you want to talk a little bit about the ACH business, and perhaps the assets — the private client business in terms of our money market account?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

I’d be happy to Betsy. Thank you. During the fourth quarter, we continue to grow our ACH business as Betsy pointed out. that the transactional volume was up and the non-interest income was really flat quarter to quarter, because of the bank laying off of some of the business that we felt posed more risk. We do feel though that we will continue stepping up the transactional volume as we had previously on a quarter-to-quarter basis, and non-interest income will continue — and deposits related to that ACH business will continue to grow.

In our private client group, what Betsy was mentioning are NSCC and DTC enabled products, has now been placed on a number of clearing platforms, and we have started to process test trades and live trades through the system. We do expect that to gather significant deposits for us through the third and fourth quarter of this year, and through — for the significant future. To size that, we have partners in the pipeline today that are committed to use the product that have, in the range of $60 to 70 million committed to flow into the product over a period of time.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Connected to that private client business on the loan side, we’ve also seen growth. And during this quarter, commitments were up by $33 million, so we’re approaching, if you aggregate all of our business related to the private client, we’re approaching the $200 million range in terms of commitments, and have an aggregate at the end of this quarter approaching $65 million in outstandings, with a pipeline of $25 million. So that business continues to add to our loan growth, which itself at 80 plus million dollars a quarter is quite robust.

I am going to stop there, and ask Amanda to open the line for questions.

QUESTION AND ANSWER

Operator

Thank you, ma’am.

[OPERATOR INSTRUCTIONS]

Your first question comes from the line of Brad Ness from Friedman, Billings. Please proceed, sir.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Hey, how are you guys doing?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

We’re doing great.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Just to fill in my spreadsheet with some kind of updated quarter end balance information. You were talking about the private client group, and I know you disclosed total loans as of the quarter end. Do you also have the total deposits from that group?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

I do, and I will find them shortly.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay, and if you have the deposits from the merchant processing, as well as the —

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Yes, I show that the deposits from merchant processing were $70 million. Is that right Frank?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

No, it — 90 — I’m sorry, yes, 70.4.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

$70 million. And do you know the private client?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

Private client was $47 million.

Brad Ness - Friedman, Billings, Ramsey — Analyst

All right. Okay. Just looking at both of those on a length quarter basis, just talking [with] the private client, I had private client deposits in the first quarter at 57 million, and if it decreased 10 million, can you just go over some factors that caused that to decrease?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Frank do you want to —?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

Sure. The factor Brad in the private client group, we actually had a decent sustained growth quarter to quarter, in both private client and merchant, but there were actually — in the merchant business what we have is seasonality to the business there; where Q4, Q1 are traditionally very strong quarters. And we had a large build up of deposits in Q4, Q1, and some of that actually ran off in Q2.

And in the private client group, what we had was money that had been set aside on the sideline actually started to get deployed into the market, through one of our larger partners in the second quarter and that was well above the 10 million — the total $10 million net drop for private client. But we were able to absorb some of the deposit loss just in our normal growth in the sector during the quarter.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Yes, I think that it’s not valid, as Frank says, to look on a purely linear basis. I think you really have to look back a couple of quarters because it’s a business in which, by its very nature, asset managers are setting aside cash for investment in another investment. And you have to look at the average deposits, not only period end, but average deposits over several quarters to se the growth.

If you look at the pattern from last year on merchants, you’ll see that it mirrors the same thing, and then it grows so that in a year-to-year comparison you would be looking at really what the real growth is within that quarter. Is that — makes sense to you?

Brad Ness - Friedman, Billings, Ramsey — Analyst

Yes, that definitely helps. And when I look at the total deposits from the merchant processing in the year ago quarter, in the second quarter; I, in my notes here I have 73 million, versus I believe it was 70 million from the second quarter of ‘06. Is that a wrong number maybe or —?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

I don’t know the answer, but we’ll find out for you, because I just don’t have that in front of me.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. And what are you up to as far as total number of healthcare savings accounts?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

We’re roughly 45,000. Is that the number Frank?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

43,078. And that’s the end of the second quarter, Brad.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

But that can — you know that second quarter’s not a big sales quarter for us.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Right. Okay.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

So we think we’re on target, given the pattern of growth that we see to reach that 100,000 account number by the end of the year.

Brad Ness - Friedman, Billings, Ramsey — Analyst

And the insured life in that category, is that something you have for quarter end?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Sure, 20.6, its the same as it was for the prior quarter.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. the biggest surprise in the quarter, and I know your margin on a quarter-by-quarter basis has a little volatility in it, but that did surprise me by the raw level of compression, especially given what I thought was a pretty asset sensitive balance sheet. Can you just discuss some of the factors there?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Sure. I think that there is really almost a single factor there. And that’s that loans disproportionately to other quarters, closed within the last two weeks of the quarter. And so, that threw off the margin 7, 8 basis points probably more.

Brad Ness - Friedman, Billings, Ramsey — Analyst

And looking forward, just under a couple scenarios, if the [fed] is indeed done and we end up with a fairly flat yield curve going forward. What would be the expectation for margin kind of going into the second half of this year and 2007? And maybe on one other scenario, if we have maybe 560 basis points of cuts in the fed funds rate with maybe a little [technical difficulty] in the yield curve, how do you think you’re position in that [environment also]?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Well, its not so much a yield curve issue with us. Remember we don’t have a lot of loans that are even three years in length, on a fixed basis. The number of relative to the portfolio is very small. What I think happened in this quarter, was that deposit rates, which had not taken the same run as asset rate increases, came up more quickly and I think you see that in all of the financial institutions.

We think that there is a catch up for us, since we are asset sensitive to come about over the course of the next couple of quarters, and its — whether its on a fixed rate basis where people’s expectations are higher, or on a floating rate basis where the rate doesn’t seem so disproportionately high to someone, and you can now go back to getting a premium over prime or whatever the appropriate index is. We think that, that we will see a benefit in the next couple of quarters, and are looking for — and I think I said this on an earlier call, looking for that — for net interest margins to be in the 4.50 range.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. Great, thank you. I will let someone else ask some questions, but I may be back on.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Okay, I hope that’s a promise.

Operator

Your next question comes from the line of [James McCord] of [Sterne Agee]. Please proceed.

James McCord - Sterne Agee — Analyst

Hey good morning, nice quarter.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Hi. Thanks, James.

James McCord - Sterne Agee — Analyst

Hey Betsy, could I ask you to give sort of an over view of your — just sort of a recap of your traditional sort of commercial bank lending? As I recall maybe you had three loan production offices, maybe if you could update on that, geographically where you’re doing it. And then any concerns you have about the real estate in your markets, and if you’re wary of any particular sectors that would be helpful.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Sure absolutely. we’re always wary of everything.

James McCord - Sterne Agee — Analyst

Okay, that’s good.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

That’s what we’re paid for. We continue to lend in the commercial banking area, and I distinguish that from home equities, or fleet automobile leasing, or first mortgages done from time to time, done on behalf of private clients. Within our — I think there are nine county areas, so we’re relatively local with some movement outside that area, although modest for clients who have — in the area, who have projects outside the area. We continue to mine that field. We have added loan officers at the end of the second quarter, I guess it was the beginning of June, if my memory —. Marty is that right, at the beginning of June they came?

Marty Egan - Bancorp Inc. — Chief Financial Officer

That’s correct.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

So we look forward to even greater production over the course of the next couple of quarters out of the base private bank or commercial bank, community bank. Our acceptance in the marketplace is terrific. The area as a whole, from an economic point of view, has never been a terribly volatile market and that’s been good for us as lenders. We lend in areas where we know two or three people, and at least — and therefore know how to exit a transaction if it has a problem, although we don’t have any of those, at this time.

We are focused primarily on primary homebuilders, and there continues to be absorption within our nine county area, for that kind of absorption. Our greatest so-called delinquency issue today, are leases to municipalities and the federal government who don’t present a credit problem, but require some oversight in terms of payment. I can’t tell you that there’s no risk in the portfolio, that would be silly.

But we think we are always trying to be prospective in our thinking, proactive in our thinking about risk in the portfolio. And as early as maybe 18 months ago, began to weed out certain categories, and if not the whole category, certainly a category as it relates to borrowers who had not amassed a decent amount of liquidity. So, we’re always looking at it and pruning it. And so far, we’ve been able to be more right than wrong, in terms of our borrower selection.

James McCord - Sterne Agee — Analyst

What categories are those?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Well, we always are looking across our construction loan portfolio. Along — even in the home equity line, so that we’re always really taking a look in construction might be an area that we could talk about where 18 months ago began to weed out any borrowers who were focused on secondary home markets that we didn’t think had sufficient liquidity to take them through a couple of cycles and ups and downs. We have looked through the statistics within our area, so that we’re not too concentrated in any one county.

And I could go on, and share with you other looks that we take at the risk of the portfolio, but most of these are borrowers whom we have known through a couple of cycles, they’re not new to us. And so, we’re feeling at this moment that the portfolio is not only performing well, but has the capacity to continue to do so.

James McCord - Sterne Agee — Analyst

And how many commercial lenders do you have, and how many have worked for you in the past Betsy?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

The number of commercial lenders — Marty you’re going to have to help me out.

Marty Egan - Bancorp Inc. — Chief Financial Officer

I think its approximately 15.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Yes, I was going to say 16, but Marty may have dropped somebody. And I would say of that group — 10 have worked for us in the past.

James McCord - Sterne Agee — Analyst

Okay. And how many did you just hire?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

We just hired two people, one who had worked for us in the past, and one who hadn’t.

James McCord - Sterne Agee — Analyst

Okay, and then just real — how many of the remote check capture machines do you have out now?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

I think we have 38 machines committed, and I don’t know how many of them are installed, but with client tags on them. And the hold up there has been getting the machines. We have a lot more clients who are waiting.

James McCord - Sterne Agee — Analyst

Okay. All right that’s helpful, thanks a lot.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Thank you, James.

Operator

At this time there are no more questions in queue.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Brad, you’re not coming back for another question?

Operator

Brad Ness has just recently queued up. Please proceed, sir.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Can you hear me?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

I can.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. It looks as though the Philadelphia private bank deposits were a little soft linked quarter.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Yes, they were.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Could you just comment on some of the trends going on in that area, and maybe I could —?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

I don’t think it’s a trend, I think it’s a blip. Because in fact, we have a lot of clients that have big flows, and some times that happens. And I don’t think it says anything about the trend, and I don’t think it says anything about the client relationships.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. And as far as your strategic planning when you look at hiring more people and sales people for your affinity banking space, what are the hiring plans in some of those areas going forward?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Yes, we’re continuing to look for people who will be able to — production people. I mean, I think of the people that we’ve added during the course of the last six months. We just did this [number] 75% or 78% or something like that, were on the production side. Frank, is that the right number?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

Yes, 78% Betsy.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

78% were on the production side, and the balance were on the support side. We continue to look for good people to implement our programs. We’ve recently connected with what we think are good people on the healthcare side, also in the private client side, finding people to do this work is one of our greatest challenges. But we are meeting [this], person by person, and continue to see the flow of business. Frank did you want to add something to that?

Frank Mastrangelo - Bancorp Inc. — Chief Operating Officer

No, I think you articulated that very well Betsy about what the challenges are, but I think as Betsy mentioned, the people we have added are largely on the production side. And I think the plan is playing out, as we’ve articulated in the past, and that is that the back room ads are increased only as volume increases.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay, it sounds like you guys are still on track for comfortable 60% balance sheet earnings growth for this year and next year.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

That’s our internal organic growth goal.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. And normally you sometimes provided us goals for the efficiency ratio too. Such as 50% by maybe the end of —

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Well, I think if you extrapolate that’s where we’re headed. And I’ve always said that I thought 50% was a good number. And that I would hope that we could be in the high 40s, but I couldn’t guarantee it. If you look, we’re at 53%, just a smidgen over 53% for the quarter, down from — on a link quarter basis —. Where were we in the first quarter, Marty?

Marty Egan - Bancorp Inc. — Chief Financial Officer

55.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

55. So, if we come down another percent and a half each of the next two quarters, we’ll be right there.

Brad Ness - Friedman, Billings, Ramsey — Analyst

And with your business model being so scalable, how low can this efficiency ratio go in the next couple years, do you think?

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

I’m very bullish on this question. So, I do think that it can come down to the low 40s. But the test for it probably will not be until 2007 when we’ve done a lot of the scaling, and we really have to see whether that’s the case. So, I think the mid 40s are — over the course of the next year and a half are — is a very achievable goal. Whether we can get it down to the low 40s, 40% I don’t know, I’m optimistic, but not certain.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Okay. Well, I appreciate that.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

Okay, thank you very much Brad.

Brad Ness - Friedman, Billings, Ramsey — Analyst

Thank you.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

If there are no other questions —. Amanda are there?

Operator

No ma’am, there are no more questions at this time.

Betsy Cohen - Bancorp Inc. — Chief Executive Officer

If there are no other questions, then I’d like again to thank you all for joining us today, and we look forward to reporting another good quarter in the third quarter. Thank you.

Operator

This concludes today’s presentation. You may now disconnect.

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